EXHIBIT 3.4

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OF “INDEVUS PHARMACEUTICALS, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

RESTATED CERTIFICATE, FILED THE TWENTY-SIXTH DAY OF FEBRUARY, A.D. 1993, AT 1 O’CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE FOURTH DAY OF JUNE, A.D. 1993, AT 11 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-THIRD DAY OF MARCH, A.D. 1995, AT 3:15 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE SIXTH DAY OF MARCH, A.D. 1997, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “INTERNEURON PHARMACEUTICALS, INC.” TO “INDEVUS PHARMACEUTICALS, INC.”, FILED THE SECOND DAY OF APRIL, A.D. 2002, AT 3 O’CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE THIRD DAY OF APRIL, A.D. 2002, AT 5 O’CLOCK P.M.

		/s/ Harriet Smith Windsor
		Harriet Smith Windsor, Secretary of State

2222581 8100X	SEAL	AUTHENTICATION:	2486818

030410160		DATE:	06-20-03

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 01:00 PM 02/26/1993 753057019 - 2222581

RESTATED CERTIFICATE OF INCORPORATION

OF

INTERNEURON PHARMACEUTICALS, INC.

INTERNEURON PHARMACEUTICALS, INC. (the “Corporation”), a Corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is Interneuron Pharmaceuticals, Inc.. The Corporation was originally incorporated under the name Interneuron Merger Corporation and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 21, 1990.

2. This Restated Certificate of Incorporation restates and integrates and does not further amend the provisions of the certificate of Incorporation of the Corporation. This Restated Certificate of Incorporation was adopted pursuant to Section 245 of the General Corporation Law of the State of Delaware.

3. Pursuant to Section 245 of the General Corporation Law of the State of Delaware, the text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated to read in its entirety as follows:

FIRST:	The name of the Corporation is Interneuron Pharmaceuticals, Inc.

SECOND:	The Corporation is formed to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

THIRD:	The registered office of the Corporation is to be located at 32 Loockerman Square, Suite L-100, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

FOURTH:	(A) (1) The aggregate number of shares which the Corporation shall have authority to issue is fifty-five million (55,000,000), of which five million (5,000,000) shares of the par value of $.001 per share shall be designated “Preferred Stock” and fifty million (50,000,000) shares of the par value of $.001 per share shall be designated “Common Stock.”

(2) Authority is hereby expressly granted to the Board of Directors from time to time to issue the

Preferred Stock as Preferred Stock of any series and, in connection with the creation of each such series, to fix by the resolution of resolutions providing for the issue of shares thereof, the number of shares of such series and the designations, powers, preferences, rights, qualifications, limitations and restrictions of such series, to the full extent now or hereafter permitted by the laws of the State of Delaware.

(B) Series B Preferred Stock.

(1) Designation. The number of shares to constitute such series of Preferred Stock shall be 239,425 and the designation of such series shall be Series B Preferred Stock (hereinafter called the “Series B Stock”).

(2) Voting Rights. On all matters submitted to a vote of stockholders generally, other than the election of Directors, each share of Series B Stock will be entitled to a number of votes equal to the number of shares of Common Stock into which such share of Series B Stock is then convertible, and rounding the result to the nearest whole number. Except as otherwise required by law or by any provision hereof, the Common Stock and the Series B Stock will vote together as a single class on all matters on which stockholders shall be entitled to vote.

(3) Conversion.

(a) Conversion Ratio. Each outstanding share of Series B Stock will be convertible at any time at the option of the holder into a number of shares of Common Stock computed by dividing $12.53 by the Conversion Price then in effect.

(b) Conversion Price; Adjustment. The initial Conversion Price will be $12.53. Each time after the effective date hereof, the Company issues or agrees to issue any additional shares of Common Stock for a consideration per share which is less than two-thirds of the then Conversion Price (such consideration being hereinafter collectively referred to as the “Issue Price”), the then Conversion Price shall be reduced to 150% of the Issue Price.

(c) Excluded Issuances. The reduction in the Conversion Price required by paragraph 3(b) shall not be made in the event (i) the Company issues shares of Common Stock or options, warrants or other rights to purchase Common Stock to any of its officers, directors, employees, consultants or scientific advisers; (ii) of any issuance of up to 10,000 shares (as adjusted from time to time pursuant to the provisions of paragraph 3(e) below) of Common Stock or options or warrants to purchase up to said number of shares of Common Stock to any person at any one time, provided that no more than an aggregate of 100,000 shares (as adjusted from time to time pursuant to the provisions of paragraph 3(e) below) and options or warrants to purchase said number of shares may be issued pursuant to this clause (ii); or (iii) of any issuance of Common Stock, Options or Convertible Securities (as defined in paragraph 3(d)(i) hereof) in respect of an obligation incurred by the Company prior to the effective date hereof.

(d) Effect on Conversion Price of Certain Events. For purposes of determining the Issue Price and the Conversion Price under paragraph 3(b) above, the following will apply:

(i) Issuance of Rights or Options. Each time after the effective date hereof, the Company, in any manner, (other than an excluded issuance under paragraph 3(c)) grants any rights or options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called “Options” and such convertible or exchangeable stock or securities being herein called “Convertible Securities”) and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than both (x) 150% of the average of the last sale prices for the Common Stock for the ten trading days preceding the date on which the Company issues or agrees to issue such Options or Convertible Securities and (y) the then Conversion Price, then the Conversion Price shall be reduced to the greater of (x) 100% of the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities and (y) 56.67% of the initial Conversion Price as adjusted from time to time pursuant to the provisions of paragraph 3(e) below. For purposes of this paragraph, the “price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities” will be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible

Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. Except as otherwise provided in paragraph 3(d)(iii) below, no adjustment of the Conversion Price will be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. Each time after the effective date hereof, the Company, in any manner (other than an excluded issuance under paragraph 3(c)), issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than both (x) 150% of the average of the last sale prices for the Common Stock for the ten trading days preceding the date on which the Company issues or agrees to issue such Options or Convertible Securities and (y) the then Conversion Price, then the Conversion Price shall be reduced to the greater of (x) 100% of the price per share for which Common Stock is issuable upon such conversion or exchange and (y) 56.67% of the initial Conversion Price as adjusted from time to time pursuant to the provisions of paragraph 3(e) below. For the purposes of this paragraph, the “price per share for which Common Stock is issuable upon such conversion or exchange” will be determined by dividing (A) the total amount received or receivable by the Company as consideration for the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. Except as otherwise provided in paragraph 3(d)(iii) below, no adjustment of the Conversion Price will be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this paragraph 3, no further adjustment of the Conversion Price will be made by reason of such issue or sale.

(iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Option, the additional consideration, if any,

payable upon the conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in this paragraph 3, or any other mandatory anti-dilution provision otherwise contained in such Options or Convertible Securities), the Conversion Price in effect at the time of such change will be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rates, as the case may be, at the time initially granted, issued or sold; provided, that such adjustment of the Conversion Price then in effect would be reduced. If the purchase price provided for in any Option, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock, is reduced at any time, under or by reason of, provisions with respect thereto designed to protect against dilution of the type set forth herein or any other mandatory anti-dilution provision contained in such Options or Convertible Securities, then in the case of the delivery of Common Stock upon the exercise of any such Option or upon the Conversion or exchange of any such Convertible Security, the Conversion Price then in effect hereunder will forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Security never been issued as to such Common Stock and had adjustments been made to the Conversion Price upon the issuance of the shares of Common Stock delivered, but only if as a result of such adjustment, the Conversion Price then in effect hereunder would be reduced.

(iv) Calculation of Consideration Received. In case any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for consideration, part or all of which is cash, the amount of cash consideration received therefor will be deemed to be the gross amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for a consideration, part or all of which is other than cash, the amount of the consideration, other than cash, received by the Company will be the fair value of such consideration, except where such consideration consists of securities publicly traded, in which case the amount of consideration received by the Company, will be the market price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be.

(v) Integration of Transactions. In case any Option or Convertible Security is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Option or Convertible Security by the parties thereto, the Option or Convertible Security will be deemed to have been issued without consideration.

(e) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if the Company at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price will be proportionately increased.

(f) Reorganization, Reclassification, Merger, Consolidation or Sale. If any capital reorganization, reclassification, consolidation or merger or any sale of all or substantially all of the Company’s assets (collectively any “Major Change”) is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, other securities or assets with respect to or in exchange for Common Stock, then, as a condition to such Major Change, lawful and adequate provision will be made whereby each of the holders of Series B Stock will thereafter have the right to acquire and receive in lieu of the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Series B Stock, such shares of stock, other securities or assets as may be issuable or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon conversion of such holder’s Series B Stock had such Major Change not taken place. In any such case, appropriate provision will be made with respect to such holder’s rights and interests to the end that the provisions of this paragraph 3 and paragraph 4 below will thereafter be applicable in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion of Series B Stock including, in the case of any such consolidation, merger or sale in which the successor corporation or purchasing corporation is other than the Company, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of Series B Stock, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale. The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing such assets, assumes by written instrument the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

(g) Certain Events. If any event occurs of the type contemplated by the provisions of this paragraph 3, but not expressly provided for by such provisions, then the Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series B Stock.

(h) No Circumvention. The Company will not issue any additional shares of Series B Stock or, in circumvention of the provisions of this paragraph 3, issue any shares of preferred stock which, notwithstanding such designation, primarily possess the attributes customarily associated with common stock, and do not possess special voting rights, scheduled or optional redemption features (with redemption prices specified as to amount and limited to such amount), special liquidation rights fixed and limited as to amount, and dividends fixed in amount and limited to the amount so fixed; other than pursuant to an obligation to issue preferred stock existing prior to the effective date hereof.

(i) Notices.

(i) As soon as practicable after any adjustment of the Conversion Price, the Company will send written notice thereof to all holders of Series B Stock.

(ii) The Company will give to the holders of Series B Stock at least 20 days’ prior written notice of the date on which any Major Change, dissolution or liquidation will take place.

(j) Mechanics of Conversion. So long as any shares of Series B Stock remain outstanding, at the election of the respective holders thereof, any and all shares of the Series B Stock may be converted at any time on and subsequent to the second anniversary of the initial issuance and from time to time into the number of fully paid and non-assessable shares of Common Stock of the Company calculated as set forth herein. In order to exercise the conversion privilege, the holder of Series B Stock shall surrender the certificates for the Series B Stock to be converted at the offices of the Company in the Commonwealth of Massachusetts, together with written notice to the Company that the holder elects to convert such Series B Stock or a portion thereof. Such notice shall also state the name or names (with address) in which the certificates for shares of Common Stock issuable on such conversion shall be issued. Series B Stock surrendered for conversion shall be accompanied by proper assignments thereof to the Company or in blank for transfer and the signature of the holder shall be guaranteed by a firm having membership on the New York Stock Exchange or by a commercial bank or trust company located in or having a correspondent in the City of New York, and such conversion shall be deemed effective upon the date of delivery of such certificates in accordance with the provisions of this subdivision (j).

(k) Fractional Shares; Dividends on Conversion. No fractional shares of Common Stock will be issuable upon conversion of Series B Stock. The Company in lieu thereof, will make a payment in cash in lieu of any fractional share of Common Stock to which the converting holder would be entitled if such fractional share was issuable, based upon the market price of a share of Common Stock as of the Conversion Date. Upon such conversion, the Company will pay all then accrued, but unpaid, dividends with respect to each share converted which have not been paid theretofore.

(4) Dividends.

(a) The annual dividend rate at which the holders of shares shall be entitled to received dividends is $.1253 per share per annum. The holders of the shares shall be entitled to receive, out of funds legally available therefor under Section 170 (or its successor) of the Delaware Corporation Law, mandatory preferential dividends at such annual rate payable annually on the first day of April in each year. Such dividends shall accrue on a daily basis and shall be cumulative.

(b) The Board of Directors shall pay dividends in cash or, at the Board of Directors’ election, in shares of Common Stock, including dividends accrued under paragraph (a) but unpaid on any share of Series B Stock as of the date on which such share is converted into Common Stock. If paid in Common Stock, the dividend shall be paid by delivering shares of Common Stock to, and registered on the books of the Company in the name of, the registered holder of the share of Series B Stock on the record date or the date of conversion, as the case may be. The number of such shares of Common Stock so deliverable shall be that number of whole shares which, when multiplied by the “per-share value” determined below, shall equal the total amount of the dividend then due. “Per-share value” shall be equal to the average of the last sale prices of the Common Stock on the National Association of Securities Dealers Automated Quotation System for the ten days immediately preceding such dividend payment date, or if the Common Stock is then listed on any national securities exchange, the average of the closing prices on such stock exchange during such ten days. No fractional shares will be issued in payment of any dividend contemplated by this paragraph (b). In lieu thereof there shall be paid simultaneously with the distribution of the whole shares of Common Stock, cash in the amount of the “per share value” of any fractional share.

(c) If the Company declares a distribution upon the Common Stock, other than a distribution paid entirely in Common Stock, payable otherwise than out of earnings or earned surplus determined in accordance with generally accepted accounting principles, consistently applied (a “Liquidating Dividend”), then the Company will pay to each holder of Series B Stock, at the time of payment of a Liquidating Dividend, an amount equal to the aggregate value of all Liquidating Dividends which would have been paid on the Common Stock issuable upon conversion of such holder’s Series B Stock had such Common Stock been converted immediately prior to the date on which a record was taken for such Liquidating Dividend, or, if no record was taken, the date as of which the record holders of Common Stock entitled to such dividends were determined. For purposes of this paragraph 4, a dividend, other than in cash, notes, debentures or capital stock, will not be considered payable out of earnings or earned surplus regardless of whether or not earnings or earned surplus are charged an amount equal to the fair value of such dividend. No distribution in respect of Series B Stock contemplated by this paragraph 4(c) shall be deemed to reduce the amount of dividends then cumulated but unpaid under paragraph 4(a).

(d) Except as contemplated by paragraph 4(c), no dividend or distribution will be declared or paid on the Common Stock when any dividends contemplated by paragraph 4(a) are cumulated but unpaid.

(5) Preference on Liquidation. The preference per share which the holders of Series B Preferred Stock shall be entitled to receive over the holders of each share of Common Stock, and each share of Preferred Stock (other than the shares of any other series of Preferred Stock initially issued in its entirety to American Cyanamid Company, which series shall rank pari passu with Series B Stock), in the case of the liquidation, distribution or sale of all or substantially all of the Company’s assets, dissolution or winding up of the Company, whether voluntary or involuntary, shall be $12.53 per share, plus in any such case, an amount equal to any and all dividends cumulated by unpaid.

(6) Protective Provisions. Until the date American Cyanamid Company ceases to be the registered holder of all of the issued and outstanding Preferred Stock of at least one series, the Company will not, without the approval by the vote or written consent of at least a majority of the outstanding shares of all series of Preferred Stock initially issued in its entirety to American Cyanamid Company, voting as a single class:

(a) authorize or issue shares of any class of stock having any preference or priority, or, unless issued to American Cyanamid Company or its designee, ranking pari passu, as to dividends or assets superior to any such series;

(b) reclassify any shares of any class of stock into shares having any preference or priority as to dividends or assets, superior to any such series;

(c) make any amendment to its Certificate of Incorporation or by-laws adversely affecting the rights of holders of any such series;

(d) merge or consolidate with any entity (other than a wholly-owned subsidiary of the Company), or sell, lease, mortgage or otherwise dispose of all or substantially all of its assets, or liquidate, dissolve, recapitalize or reorganize;

(e) repurchase or redeem any shares of its Common Stock;

(f) pay dividends or make any other distribution on any shares of Common Stock, other than a distribution payable entirely in shares of Common Stock, unless, simultaneous with such payment or distribution, the Company pays or distributes to each holder of Series B Stock, at the time of such payment or distribution, a payment or distribution equal in amount and paid in the same form as the payment or distribution such holder would have received had such holder converted its shares of Series B Stock into Common Stock immediately prior to the record date for the payment or distribution to holders of Common Stock. Any payment or distribution pursuant to this paragraph shall be in addition to and shall not be deemed to reduce the amount of dividends then cumulated but unpaid under paragraph 4(a); or

(g) guarantee any indebtedness of any third party, except a subsidiary for borrowed money.

(7) Amendment. No amendment of any term of the Series B Stock may be made without the affirmative vote of holders of at least 2/3 of the outstanding shares of Series B Stock.

FIFTH:	The Stockholders, or the Board of Directors of the Corporation without the assent or vote of the stockholders, shall have the power to adopt, alter, amend or repeal the By-Laws of the Corporation.

SIXTH:	No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages, for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or commissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

SEVENTH:	The Corporation shall indemnify any person to the full extent permitted by the Business Corporation Law of the State of Delaware, as the same now exists or may hereafter be amended.

IN WITNESS WHEREOF, this Restated Certificate has been subscribed to this 11th day of February, 1993 by the undersigned, who affirms that the statements made herein are true under the penalty of perjury.

INTERNEURON PHARMACEUTICALS, INC.

By:	/s/ Lindsay Rosenwald
Lindsay Rosenwald, M.D.
Chairman of the Board

ATTEST:

By:	/s/ Jill Cohen
Jill Cohen, Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 11:00 AM 06/04/1993 581555358 - 2222581

CERTIFICATE OF DESIGNATION ESTABLISHING

SERIES C PREFERRED STOCK

OF

INTERNEURON PHARMACEUTICALS, INC.

INTERNEURON PHARMACEUTICALS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

That, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, of said corporation, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, by unanimous written consent dated May 27, 1993, adopted a resolution providing for the number, designation, powers and preferences, and the qualifications, limitations and restrictions thereof, of a series of Preferred Stock, which resolution is as follows:

“RESOLVED, that pursuant to the authority vested in the Board of Directors in accordance with the provisions of its Certificate of Incorporation, as amended, a series of Preferred Stock of this corporation (hereinafter, the “Company”) be and it hereby is created. The number, designation, powers and preferences, and the rights, qualifications, limitations and restrictions of the shares of such series of Preferred Stock are as follows:

Series C Preferred Stock.

1. Designation. The number of shares to constitute such series of Preferred Stock shall be 5, 000 and the designation of such series shall be Series C Preferred Stock (hereinafter called the “Series C Stock”).

2. Voting Rights. On all matters submitted to a vote of stockholders generally, other than the election of Directors, each share of Series C Stock will be entitled to a number of votes equal to the number of shares of Common Stock into which such share of Series C Stock is then convertible, and rounding the result to the nearest whole number. Except as otherwise required by law or by any provision hereof, the Common Stock and the Series C Stock will vote together as a single class on all matters on which stockholders shall be entitled to vote.

3. Conversion.

(a) Conversion Ratio. Each outstanding share of Series C Stock will be convertible at any time at the option of the holder into a number of shares of Common Stock computed by dividing $100.00 by the Conversion Price then in effect.

(b) Conversion Price; Adjustment. The initial Conversion Price will be $13.0125. Each time after the effective date hereof, the Company issues or agrees to issue any additional shares of Common Stock for a consideration which is less than two-thirds of the then Conversion Price per share (such consideration being hereinafter collectively referred to as the “Issue Price”), the then Conversion Price shall be reduced to 150% of the Issue Price.

(c) Excluded Issuances. The reduction in the Conversion Price required by paragraph 3 (b) shall not be made in the event (i) the Company issues shares of Common Stock or options, warrants or other rights to purchase Common Stock to any of its officers, directors, employees, consultants or scientific advisers; (ii) of any issuance of up to 10,000 shares (as adjusted from time to time pursuant to the provisions of paragraph 3(e) below) of Common Stock or Options or warrants to purchase up to said number of shares of Common Stock to any person at any one time, provided that no more than an aggregate of 100,000 shares (as adjusted from time to time pursuant to the provisions of paragraph 3(e) below) and options or warrants to purchase said number of shares may be issued pursuant to this clause (ii); or (iii) of any issuance of Common Stock, Options or Convertible Securities (as defined in paragraph 3(d)(i) hereof) in respect of an obligation incurred by the Company prior to the effective date hereof.

(d) Effect on Conversion Price of Certain Events. For purposes of determining the Issue Price and the Conversion Price under paragraph 3(b) above, the following will apply:

(i) Issuance of Rights or Options. Each time after the effective date hereof, the Company in any manner (other than an excluded issuance under paragraph 3(c)) grants any rights or options to subscribe for or to purchase Common stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called “Options” and such convertible or exchangeable stock or securities being herein called “Convertible Securities”) and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion

2

or exchange of such Convertible Securities is less than both (x) 150% of the average of the last sale prices for the Common Stock for the ten trading days preceding the date on which the Company issues or agrees to issue such Options or Convertible Securities and (y) the then Conversion Price, then the Conversion Price shall be reduced to the greater of (x) 100% of the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities and (y) 56.67% of the initial Conversion Price as adjusted from time to time pursuant to the provisions of paragraph 3(e) below. For purposes of this paragraph, the “price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities” will be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting of such Option or upon the conversion or exchange of all such Convertible issuable upon the exercise of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options. Except as otherwise provided in paragraph 3(d)(iii) below, no adjustment of the Conversion Price will be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. Each time after the effective date hereof, the Company in any manner (other than an excluded issuance under paragraph 3(c) issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than both (x) 150% of the average of the last sale prices for the Common Stock for the ten trading days preceding the date on which the Company issues or agrees to issue such Options or Convertible Securities and (y) the then Conversion Price, then the Conversion Price shall be reduced to the greater of (x) 100% of the price per share for which Common Stock is issuable upon such conversion or exchange and (y) 56.67% of the initial Conversion Price as adjusted from time to time pursuant to the provisions of paragraph 3(e) below. For the purposes of this paragraph, the “price per share for which Common Stock is issuable upon such conversion or exchange” will be determined by dividing (A) the total amount received or receivable by the Company as consideration for the issuance or sale of such Convertible Securities, plus the minimum aggregate

3

amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. Except as otherwise provided in paragraph 3(d)(iii) below, no adjustment of the Conversion Price will be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this paragraph 3, no further adjustment of the Conversion Price will be made by reason of such issue or sale.

(iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Option, the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock, change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in this paragraph 3 or any other mandatory anti-dilution provisions contained in such Options or Convertible Securities) the Conversion Price in effect at the time of such change will be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rates, as the case may be, at the time initially granted, issued or sold; provided, that such adjustment of the Conversion Price then in effect would be reduced. If the purchase price provided for in any Option, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock, is reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution of the type set forth herein or any other mandatory anti-dilution provision contained in such Options or Convertible Securities, then in the case of the delivery of Common Stock upon the exercise of any such Option or upon the conversion or exchange of any such Convertible Security, the Conversion Price then in effect hereunder will forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Security never been issued as to such Common Stock and had adjustments been made to the Conversion Price upon the issuance of the shares of Common Stock delivered, but only if as a result of such adjustment, the Conversion Price then in effect hereunder would be reduced.

4

(iv) Calculation of Consideration Received. In case any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for consideration, part or all of which is cash, the amount of cash consideration received therefor will be deemed to be the gross amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for a consideration, part or all of which is other than cash, the amount of the consideration other than cash received by the company will be the fair value of such consideration, except where such consideration consists of securities publicly traded, in which case the amount of consideration received by the Company will be the market price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be.

(v) Integration of Transactions. In case any Option or Convertible Security is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Option or Convertible Security by the parties thereto, the Option or Convertible Security will be deemed to have been issued without consideration.

(e) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if the Company at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price will be proportionately increased.

(f) Reorganization, Reclassification, Merger, Consolidation, or Sale. If any capital reorganization, reclassification, consolidation or merger or any sale of all or substantially all of the Company’s assets (collectively any “Major Change”) is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, other securities or assets with respect to or in exchange for Common Stock, then, as a condition to such Major Change, lawful and adequate provision will be made, whereby each of the holders of Series C Stock

5

will thereafter have the right to acquire and receive, in lieu of the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Series C Stock, such shares of stock, other securities or assets as may be issuable or payable with respect to or in exchange for the number of shares of Common stock immediately theretofore acquirable and receivable upon conversion of such holder’s Series C Stock had such Major Change not taken place. In any such case, appropriate provision will be made with respect to such holder’s rights and interests to the end that the provisions of this paragraph 3 and paragraph 4 below will thereafter be applicable in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion of Series C Stock including, in the case of any such consolidation, merger or sale in which the successor corporation or purchasing corporation is other than the Company, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of Series C Stock, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale. The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing such assets, assumes, by written instrument, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

(g) Certain Events. If any event occurs of the type contemplated by the provisions of this paragraph 3, but not expressly provided for by such provisions, then the Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series C Stock.

(h) No Circumvention. The Company will not issue any additional shares of Series C Stock or, in circumvention of the provisions of this paragraph 3, issue any shares of preferred stock which, notwithstanding such designation, primarily possess the attributes customarily associated with common stock, and do not possess special voting rights, scheduled or optional redemption features (with redemption prices specified as to amount and limited to such amount), special liquidation rights fixed and limited as to amount, and dividends fixed in amount and limited to the amount so fixed, other than pursuant to an obligation to issue preferred stock existing prior to the effective date hereof.

6

(i) Notices.

(i) As soon as practicable after any adjustment of the Conversion Price, the Company will send written notice thereof to all holders of Series C Stock.

(ii) The Company will give to the holders of Series C Stock at least 20 days’ prior written notice of the date on which any Major Change, dissolution or liquidation will take place.

(j) Mechanics of Conversion. So long as any shares of Series C Stock remain outstanding, at the election of the respective holders thereof, any and all shares of the Series C Stock may be converted at any time on and subsequent to the second anniversary of initial issuance and from time to time into the number of fully paid and non-assessable shares of Common Stock of the Company calculated as set forth herein. In order to exercise the conversion privilege, the holder of Series C Stock shall surrender the certificates for the Series C Stock to be converted at the offices of the Company in the Commonwealth of Massachusetts, together with written notice to the Company that the holder elects to convert such Series C Stock or a portion thereof. Such notice shall also state the name or names (with address) in which the certificates for shares of Common Stock issuable on such conversion shall be issued. Series C Stock surrendered for conversion shall be accompanied by proper assignments thereof to the company or in blank for transfer and the signature of the holder shall be guaranteed by a firm having membership on the New York Stock Exchange or by a commercial bank or trust company located in or having a correspondent in the City of New York, and such conversation shall be deemed effective upon the date of delivery of such certificates in accordance with the provisions of this subdivision (j).

(k) Fractional Shares; Dividends on Conversion. No fractional shares of Common Stock will be issuable upon conversion of Series C Stock. The Company in lieu thereof, will make a payment in cash in lieu of any fractional share of Common Stock to which the converting holder would be entitled if such fractional share was issuable, based upon the market price of a share of Common Stock as of the Conversion Date. Upon such conversion, the Company will pay all accrued but unpaid dividends with respect to each share converted which have not been paid theretofore.

4. Dividends.

(a) The annual dividend rate at which the holders of shares shall be entitled to receive dividends is

7

$1.00 per share per annum. The holders of the shares shall be entitled to receive, out of funds legally available therefor under Section 170 (or its successor) of the Delaware Corporation Law, mandatory preferential dividends at such annual rate payable annually on the first day of April in each year. Such dividends shall be accrued on a daily basis and shall be cumulative.

(b) The Board of Directors shall pay dividends, in cash or, at the election of the Board of Directors, in shares of Common Stock, including dividends accrued under paragraph (a) but unpaid on any share of Series C Stock as of the date on which such share is converted into Common Stock. If paid in Common Stock, the dividend shall be paid by delivering shares of Common Stock to, and registered on the books of the Company in the name of, the registered holder of the share of Series C Stock on the record date or the date of conversion, as the case may be. The number of such shares of Common Stock so deliverable shall be that number of whole shares which, when multiplied by the “per-share value” determined below, shall equal the total amount of the dividend then due. “Per-share value” shall be equal to the average of the last sale prices of Common Stock on the National Association of Securities Dealers Automated Quotation System for the ten days immediately preceding such dividend payment date or, if during which the Common Stock is then listed on any national securities exchange, the average of the closing prices on the primary exchange during such ten days. No fractional shares will be issued in payment of any dividend contemplated by this paragraph 4(b). In lieu thereof, there shall be paid, simultaneously with the distribution of the whole shares of Common Stock, cash in the amount of the “per share value” of any fractional share.

(c) If the Company declares a distribution upon the Common Stock, other than a distribution payable entirely in Common Stock, payable otherwise than out of earnings or earned surplus determined in accordance with generally accepted accounting principles, consistently applied (a “Liquidating Dividend”), then the Company will pay to each holder of Series C Stock at the time of payment of a Liquidating Dividend an amount equal to the aggregate value of all Liquidating Dividends which would have been paid on the Common Stock issuable upon conversion of such holder’s Series C Stock, had such Common Stock been converted immediately prior to the date on which a record was taken for such Liquidating Dividend, or, if no record was taken, the date as of which the record holders of Common Stock entitled to such dividends were determined. For purposes of this paragraph 4, a dividend other than in cash, notes, debentures or capital stock will not be considered payable out of earnings or earned surplus, regardless of whether or not earnings or earned surplus are charged an amount

8

equal to the fair value of such dividend. No distribution in respect of Series C Stock contemplated by this paragraph 4(c) shall be deemed to reduce the amount of dividends then cumulated but unpaid under paragraph 4(a).

(d) Except as contemplated by paragraph 4(c), no dividend or distribution will be declared or paid on the Common Stock when any dividends contemplated by paragraph 4(a) are cumulated but unpaid.

5. Preference on Liquidation. The preference per share which the holders of Series C Preferred Stock shall be entitled to receive over the holders of each share of Common Stock and each share of Preferred Stock (other than the shares of any other series of Preferred Stock initially issued in its entirety to American Cyanamid Company, which series shall rank pari passu with Series C Stock), in case of the liquidation, distribution or sale of all or substantially all of the Company’s assets, dissolution or winding up of the Company, whether voluntary or involuntary, shall be $100.00 per share plus, in any such case, an amount equal to any and all dividends cumulated but unpaid.

6. Protective Provisions. Until the date American Cyanamid Company or its affiliates ceases to be the registered holder of all of the issued and outstanding Preferred Stock of at least one series, the Company will not, without the approval by the vote or written consent of at least a majority of the outstanding shares of all series of Preferred Stock initially issued in its entirety to American Cyanamid Company, voting as a single class:

(a) authorize or issue shares of any class of stock having any preference or priority, or ranking, unless issued to American Cyanamid Company or its designee or to Elan Pharmaceuticals, plc pursuant to an Option Agreement dated as of April 22, 1991 as in effect on June 3, 1993, pari passu, as to dividends or assets superior to any such series;

(b) reclassify any shares of any class of stock into shares having any preference or priority as to dividends or assets superior to any such series;

(c) make any amendment to its Certificate of Incorporation or by-laws adversely affecting the rights of holders of any such series;

(d) merge or consolidate with any entity (other than a wholly-owned subsidiary of the Company), or sell, lease, mortgage or otherwise dispose of all of its assets, or liquidate, dissolve, recapitalize or reorganize;

9

(e) repurchase or redeem any shares of its Common Stock;

(f) pay dividends or make any other distribution on any shares of Common Stock, other than a distribution payable entirely in Common Stock, unless, simultaneous with such payment or distribution, the Company pays or distributes to each holder of Series C Stock at the time of such payment or distribution, a payment or distribution equal in amount and paid in the same form as the payment or distribution such holder would have received had such holder converted its shares of Series C Stock into Common Stock immediately prior to the record date for the payment or distribution to holders of Common Stock. Any payment or distribution pursuant to this paragraph shall be in addition to and shall not be deemed to reduce the amount of dividends then cumulated but unpaid under paragraph 4(a); or

(g) guarantee any indebtedness of any third party except a subsidiary for borrowed money.

7. Amendment. No amendment of any term of the Series C Stock may be made without the affirmative vote of holders of at least 2/3 of the outstanding shares of Series C Stock.

This Certificate has been executed on this 3 day of June 1993.

INTERNEURON PHARMACEUTICALS, INC.

By	/s/ Glenn L. Cooper
President

Attest:

/s/ Jill Cohen
Secretary

10

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

INTERNEURON PHARMACEUTICALS, INC.

Pursuant to Section 242 of the

General Corporation Law of

The State of Delaware

The undersigned, being the President of the Corporation, does hereby certify as follows:

FIRST:	The name of the Corporation is Interneuron Pharmaceuticals, Inc.

SECOND:	The Corporation hereby amends its Amended and Restated Certificate of Incorporation as follows:

Paragraph (A)(1) of Article FOURTH of the Amended and Restated Certificate of Incorporation relating to the authorized capital stock of the Corporation, is hereby deleted in its entirety and amended to read as follows:

The aggregate number of shares which the Corporation shall have authority to issue is sixty-five million (65,000,000), of which five million (5,000,000) shares of the par value of $.001 per share shall be designated “Preferred Stock” and sixty million (60,000,000) shares of the par value of $.001 shall be designated “Common Stock”.

THIRD:	This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 03:15 PM 03/23/1995 950064606 - 2222581

IN WITNESS WHEREOF, the undersigned, being the President of the Corporation hereunto sign his name and affirm that the statements made herein are true under the penalties of perjury, this 22nd day of March, 1995.

/s/ Glenn L. Cooper
Glenn L. Cooper, M.D.
President

ATTEST:

/s/ Jill M. Cohen
Jill M. Cohen
Secretary

2

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 03/06/1997 971074485 - 2222581

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

INTERNEURON PHARMACEUTICALS, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware

It is hereby certified that:

FIRST:	The name of the Corporation is Interneuron Pharmaceuticals, Inc.

SECOND:	The Corporation hereby amends its Amended and Restated Certificate of Incorporation as follows:

Paragraph (A)(1) of Article FOURTH of the Amended and Restated Certificate of Incorporation relating to the authorized capital stock of the Corporation, is hereby deleted in its entirety and amended to read as follows:

The aggregate number of shares which the Corporation shall have authority to issue is eighty-five million (85,000,000), of which five million (5,000,000) shares of the par value of $.001 per share shall be designated “Preferred Stock” and eighty million (80,000,000) shares of the par value of $.001 shall be designated “Common Stock”.

THIRD:	This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, being the President of the Corporation, hereunto signs his name and affirms that the statements made herein are true under the penalties of perjury, this 5th day of March, 1997.

/s/ Glenn L. Cooper
Glenn L. Cooper, M.D.
President

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 03:00 PM 04/02/2002 020211429 - 2222581

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED

OF

INTERNEURON PHARMACEUTICALS, INC.

The undersigned, being the President of Interneuron Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), does hereby certify as follows:

FIRST:	The name of the Corporation is Interneuron Pharmaceuticals, Inc.

SECOND:	The Corporation hereby amends the Restated Certificate of Incorporation, as amended (the “Restated Certificate”) as follows:

Article FIRST of the Restated Certificate is hereby deleted in its entirety and amended to read as follows:

“The name of the Corporation is Indevus Pharmaceuticals, Inc.”

Article FOURTH, Section (B)(6)(d) of the Restated Certificate is hereby deleted in its entirety and the remaining subsections of Section (B)(6) shall be renumbered accordingly.

THIRD:	This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President on April 2, 2002.

Indevus Pharmaceuticals, Inc.

By:	/s/ Glenn L. Cooper
Glenn L. Cooper, President,
Chief Executive Officer and
Chairman of the Board

2

INDEVUS PHARMACEUTICALS, INC.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF DESIGNATION OF SERIES C PREFERRED STOCK

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

Indevus Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”), does hereby certify that:

1.	Pursuant to the authority vested in the Board of Directors of the Corporation by its Restated Certificate of Incorporation, as amended, said Board of Directors, by unanimous written consent of its members, filed with the minutes of the Board, adopted the following resolution which remains in full force and effect as of the date hereof:

RESOLVED:	That the Corporation amend Section 6 of its Certificate of Designation, filed with the Secretary of State of Delaware on June 4, 1993, which establishes and designates the preferences, qualifications, privileges, limitations and restrictions of the Series C Preferred Stock, par value $.001 per share, by deleting Section 6(d) thereof in its entirety and by renumbering the remaining subsections of said Section 6.

2.	The amendment of the Certificate of Designation herein certified has been duly adopted in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware.

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 05:00 PM 04/03/2002 020215559 - 2222581

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President on April 2, 2002.

Indevus Pharmaceuticals, Inc.

By:	/s/ Glenn L. Cooper
Glenn L. Cooper, President,
Chief Executive Officer and
Chairman of the Board

2